UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

12225 Greenville Avenue, Suite 861	75243
Dallas, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Aces Wired, Inc. (the Company) announced today that the United States District Court for the Western District of Texas has confirmed the opinion of retired Justice Craig Enoch that the Company’s amusement gaming operations comply with Texas law. Justice Enoch, a former justice of the Supreme Court of Texas, arbitrated a dispute between the Company and one of its vendors resulting from an adverse opinion issued by the Attorney General of Texas in March 2007 regarding the legality of rewarding a certain type of stored-value card in the play of amusement gaming machines. Justice Enoch was one of the justices who ruled in Hardy v. State of Texas that gaming machines awarding players with gift certificates or other representations of value that are the equivalent of cash are illegal.

The Company’s President and Chief Executive Officer Ken Griffith said, “The arbitrator’s opinion and the district court’s ruling confirm what we have stated all along, which is our operations are in full compliance with the laws of the state of Texas. We believe local jurisdictions or anyone else of interest would review the latest orders and reach the same conclusion as the court did. With this ruling supporting us, we plan to move forward with the expansion of our amusement gaming operations in Texas, which we had significantly curtailed following the Attorney General’s opinion.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2007

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer